Exhibit 99.1

CBTX, Inc. Reports First Quarter Financial Results

Houston, Texas, April 26, 2018-- CBTX, Inc. (the “Company”) (NASDAQ:CBTX), the bank holding company for CommunityBank of Texas N.A., today announced net income of $9.1  million, or $0.37 per diluted share, for the quarter ended March 31, 2018, compared to $6.9 million, or $0.31 per diluted share, for the quarter ended March  31, 2017 and $2.0 million, or $0.08 per diluted share, for the quarter ended December 31, 2017.

Highlights

•	Loans increased $44.5 million during the first quarter of 2018, a 8% annualized growth rate for the quarter.

•	Net interest income increased $3.2 million or 12.4%, from the first of quarter 2017 to the first quarter of 2018, primarily due increased average loans and yields on loans.

•

Income tax expense decreased $893,000 from the first quarter 2017 to the first quarter of 2018 and $4.2 million from the fourth quarter of 2017 to the first quarter of 2018 due to the reduction of the federal tax rate from 35% to 21% and a  fourth quarter 2017 charge of $3.9 million related to the Tax Cuts and Jobs Act (the "Tax Act").

Operating Results:

Net Interest Income

Net interest income was $29.0 million for the first quarter of 2018, compared to $25.8 million for the first quarter of 2017 and $28.2 million for the fourth quarter of 2017. The increase in net interest income in the first quarter of 2018 from the first quarter of 2017, was due to increased average loans and repayment of our note payable in the fourth quarter of 2017 and increased average yields on loans and federal funds sold. The increase in net interest income in the first quarter of 2018 from the fourth quarter of 2017 was due to increased average loans and average loan yields and the impact of the repayment of our note payable.

The yield on interest-earning assets was 4.49% for the first quarter of 2018, compared to 4.26% for the first quarter of 2017 and 4.29% for the fourth quarter of 2017.

The cost of interest-bearing liabilities, including borrowings, was 0.55% for the first quarter of 2018, compared to 0.57% for the first quarter of 2017 and 0.56% for the fourth quarter of 2017.

The net interest margin was 4.19% for the first quarter of 2018 compared to 3.93% for the first quarter of 2017 and 3.98% for the fourth quarter of 2017.

Provision (Recapture) for Loan Losses

Provision for loan loss was $865,000 for the first quarter of 2018, compared to $960,000 for the first quarter of 2017 and $1.1 million for the fourth quarter of 2017.

The allowance for loan losses was $25.3 million, or 1.08% of total loans, at March 31, 2018, compared to $25.9 million, or 1.17% of total loans, at March 31, 2017 and $24.8 million, or 1.07% of total loans, at December 31, 2017.

Noninterest Income

Noninterest income was $3.4 million for the first quarter of 2018, $3.4 million for the first quarter of 2017 and $3.1 million for the fourth quarter of 2017. Although noninterest income was flat between the first quarter 2018 and the first quarter 2017, there was a decrease in gains on sales of assets and an increase in bank-owned life insurance income from the first quarter of 2017 to the first quarter of 2018. The increase in noninterest income from the fourth quarter of 2017 to the first quarter of 2018 was primarily due to higher gains on sales of loans in the first quarter of 2018.

Noninterest Expense

Noninterest expense increased $1.9 million during the first quarter of 2018 as compared to the first quarter of 2017 and decreased $1.7 million as compared to the fourth quarter of 2017.

The decrease in noninterest expense during the first quarter of 2018 compared to the fourth quarter of 2017 is due primarily to a $2.5 million charge for change of control payments to certain employees triggered by our initial public offering, which is reflected in salaries and employee benefits and increased professional and director fees in the fourth quarter of 2017. Excluding the $2.5 million charge for change of control payments, noninterest expense for the first quarter of 2018 increased $795,000 primarily due to increased salaries and employee benefits due to increases in salaries and incentive compensation and health insurance premiums, partially offset by lower professional and director fees.

The increase in noninterest expense in the first quarter of 2018 compared to the first quarter of 2017 is primarily due to increased salaries and employee benefits due to increases in salaries and incentive compensation, health insurance premiums and stock compensation expense.

Income Taxes

Income tax expense was $2.1 million for the  first quarter of 2018, $3.0 million for the first quarter of 2017 and $6.3 million for the fourth quarter of 2017. During the fourth quarter of 2017, the Company recorded a deferred tax asset impairment charge of $3.9 million related to the recent Tax Act.

The effective tax rates were 19.0% for the  first quarter of 2018,  30.7% for the first quarter of 2017 and 76.3% for the fourth quarter of 2017. The effective tax rate for the first quarter of 2018 reflects reduction of the federal tax rate from 35% to 21% in the recent Tax Act.

Balance Sheet Highlights:

Loans

Loans were $2.4 billion at March 31, 2018,  $2.2 billion at March 31, 2017 and $2.3 billion at December 31, 2017.  The increases from the prior year and linked quarter are primarily due to organic growth.

Asset Quality

Nonperforming assets remain low relative to total assets at  $6.1 million, or 0.20% of total assets, at March 31, 2018, $7.2 million, or 0.25% of total assets, at March 31, 2017 and $8.4 million, or 0.27% of total assets at December 31, 2017.

Nonperforming loans were $5.8 million, or 0.24% of total loans, at March 31, 2018, $6.1 million, or 0.27% of total loans, at March 31, 2017 and $7.6 million, or 0.33% of total loans, at December  31, 2017.

Annualized net charge-offs (recoveries) to average loans were 0.05% for the first quarter of 2018, 0.02% for the first quarter of 2017 and 0.00% for the fourth quarter of 2017.

Deposits and Borrowings

Total deposits were $2.6 billion at March  31, 2018, compared to $2.5 billion at March 31, 2017 and $2.6 billion at December  31, 2017.

Total borrowings (excluding junior subordinated debentures) were $861,000 at March  31, 2018,  $29.0 million at March 31, 2017 and $1.5 million at December  31, 2017. The decrease in borrowings is due to scheduled payments and our fourth quarter repayment in full of the outstanding balance of our note payable. On December 13, 2017, we entered into a loan agreement providing for a $30 million revolving line of credit and from that date through March 31, 2018, we made no borrowings under that agreement.

Capital

At March  31, 2018,  the Company remains well capitalized. Our ratio of total shareholders’ equity to total assets was 14.69% and our tangible equity to total tangible assets was 12.19% at March 31, 2018 and our ratio of total shareholders’ equity to total assets was 12.48% and our tangible equity to total tangible assets was 9.74% at March 31, 2017.  Tangible equity to total tangible assets is a non‑GAAP financial measure. See the table captioned “Non‑GAAP to GAAP Reconciliation.”

In November 2017, we completed our initial public offering of our common stock issuing 2,760,000 common shares at $26.00 per share and net proceeds of $64.5 million, which is the primary cause of the increase in these ratios.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a $3.1 billion asset bank, offering commercial banking solutions to local small and mid-sized businesses and professionals in Houston, Beaumont and surrounding communities in southeast Texas.  Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to whether the Company can: prudently manage and execute its growth strategy; manage risks associated with its acquisition and de novo branching strategy; maintain its asset quality; address the volatility and direction of market interest rates; continue to have access to debt and equity capital markets; and achieve its performance goals. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (‘SEC”) and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what its anticipates. Accordingly, you should not place undue reliance on any such forward looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybanktx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

Balance Sheet Data (at period end):	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017

Loans, excluding loans held for sale	$2,356,053	$2,311,544	$2,199,478	$2,192,443	$2,217,656
Allowance for loan losses	(25,349)	(24,778)	(23,757)	(25,187)	(25,881)
Loans, net	2,330,704	2,286,766	2,175,721	2,167,256	2,191,775

Cash and equivalents	279,915	326,199	348,578	307,173	272,355
Debt securities	221,183	223,208	217,660	220,330	219,978
Premises and equipment, net	53,135	53,607	54,129	56,609	55,986
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets, net	6,521	6,770	7,031	7,298	7,513
Repossessed real estate and other assets	295	705	1,136	1,435	1,179
Loans held for sale	113	1,460	466	559	675
Other assets	101,974	101,418	104,167	99,267	84,137
Total Assets	$3,074,790	$3,081,083	$2,989,838	$2,940,877	$2,914,548

Noninterest-bearing deposits	$1,120,521	$1,109,789	$1,051,755	$1,030,865	$993,839
Interest-bearing deposits	1,479,181	1,493,183	1,502,872	1,485,919	1,504,606
Total deposits	2,599,702	2,602,972	2,554,627	2,516,784	2,498,445

Note payable	-	-	24,357	25,464	26,571
Repurchase agreements	861	1,525	2,239	2,179	2,464
Junior subordinated debt	6,726	6,726	6,726	6,726	6,726
Other liabilities	15,930	23,646	20,768	17,760	16,699
Total Liabilities	2,623,219	2,634,869	2,608,717	2,568,913	2,550,905

Shareholders' Equity	451,571	446,214	381,121	371,964	363,643
Total Liabilities and Shareholders' Equity	$3,074,790	$3,081,083	$2,989,838	$2,940,877	$2,914,548

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income (Unaudited)

(In thousands)

	For the Three Months Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Interest Income
Interest and fees on loans	$28,462	$27,726	$27,129	$26,560	$25,953
Securities	1,436	1,357	1,334	1,353	1,303
Federal Funds and interest-bearing deposits	1,187	1,283	1,106	813	742
Total Interest Income	31,085	30,366	29,569	28,726	27,998
Interest Expense
Deposits	1,948	1,993	1,964	1,857	1,838
Repurchase agreements	1	—	2	1	2
Note payable	4	122	269	264	251
Junior subordinated debt	93	86	83	79	74
Total Interest Expense	2,046	2,201	2,318	2,201	2,165
Net Interest Income	29,039	28,165	27,251	26,525	25,833
Provision (Recapture) for Loan Losses	865	1,050	(1,654)	(694)	960
Net Interest Income After Provision (Recapture) for Loan Losses	28,174	27,115	28,905	27,219	24,873
Noninterest Income
Deposit account service charges	1,478	1,388	1,395	1,517	1,500
Net gain (loss) on sale of assets	130	(7)	828	339	364
Card interchange fees	927	941	803	877	832
Earnings on bank-owned life insurance	451	460	459	335	326
Other	375	362	601	458	426
Total Noninterest Income	3,361	3,144	4,086	3,526	3,448
Noninterest Expense
Salaries and employee benefits	12,695	14,021	11,829	11,299	11,424
Net occupancy expense	2,265	2,346	2,221	2,351	2,233
Regulatory fees	545	487	458	621	610
Data processing	683	674	662	651	642
Printing, stationery and office	411	415	348	370	347
Amortization of intangibles	255	263	267	271	278
Professional and director fees	919	1,168	606	706	625
Correspondent bank and customer related transaction expenses	67	67	67	78	74
Loan processing costs	118	141	115	133	72
Advertising, marketing and business development	506	508	266	508	179
Repossessed real estate and other asset expense	57	66	340	85	118
Security and protection expense	302	300	331	352	372
Telephone and communications	386	344	311	307	354
Other expenses	1,075	1,189	1,196	1,127	1,099
Total Noninterest Expense	20,284	21,989	19,017	18,859	18,427
Net Income Before Income Tax Expense	11,251	8,270	13,974	11,886	9,894
Income Tax Expense	2,139	6,313	3,927	3,181	3,032
Net Income	$9,112	$1,957	$10,047	$8,705	$6,862

CBTX, INC. AND SUBSIDIARY

Financial Highlights (Unaudited)

(In thousands, except per share data and percentages)

	For the Three Months Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Profitability:
Net income	$9,112	$1,957	$10,047	$8,705	$6,862
Basic earnings per share	$0.37	$0.08	$0.46	$0.39	$0.31
Diluted earnings per share	$0.37	$0.08	$0.45	$0.39	$0.31

Return on average assets (1)	1.20%	0.25%	1.34%	1.20%	0.95%
Return on average shareholders' equity (1)	8.20%	1.83%	10.54%	9.46%	7.73%
Net interest margin- tax equivalent (1)	4.23%	4.06%	4.07%	4.08%	4.02%
Efficiency ratio (2)	62.60%	70.23%	60.69%	62.76%	62.93%

Liquidity and Capital Ratios:
Total shareholders' equity to total assets	14.69%	14.48%	12.75%	12.65%	12.48%
Tangible equity to tangible assets (3)	12.19%	11.98%	10.10%	9.95%	9.74%
Common equity tier 1 capital ratio	14.12%	14.19%	12.23%	12.00%	11.32%
Tier 1 leverage ratio	12.58%	12.30%	10.48%	10.39%	10.10%
Tier 1 risk-based capital ratio	14.37%	14.44%	12.49%	12.26%	11.58%
Total risk-based capital ratio	15.35%	15.42%	13.48%	13.33%	12.64%

Other Data:
Weighted average common shares outstanding- Basic	24,833	23,629	22,063	22,062	22,062
Weighted average common shares outstanding- Diluted	24,954	23,742	22,138	22,148	22,162
Common shares outstanding at period end	24,833	24,833	22,063	22,063	22,062
Dividends per share	$0.05	$0.05	$0.05	$0.05	$0.05
Book value per share	$18.18	$17.97	$17.27	$16.86	$16.48
Tangible book value per share (3)	$14.66	$14.44	$13.29	$12.86	$12.47
Employees - full-time equivalents	477	462	464	472	479

(1)Quarterly ratios are annualized.

(2)Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(3)Non‑GAAP financial measure. See the table captioned “Non‑GAAP to GAAP Reconciliation.”

CBTX, INC. AND SUBSIDIARY

Net Interest Margin (Unaudited)

(In thousands, except percentages)

	For the Three Months Ended
	3/31/2018			12/31/2017			3/31/2017
		Interest			Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)
Assets
Interest-earnings assets:
Total loans (2)	$2,319,463	$28,462	4.98%	$2,252,735	$27,726	4.88%	$2,178,626	$25,953	4.83%
Debt securities	223,730	1,436	2.60%	222,602	1,357	2.42%	217,086	1,303	2.43%
Federal funds sold and other interest-earning assets	252,722	994	1.60%	317,484	1,093	1.37%	257,152	549	0.87%
Nonmarketable equity securities	14,701	193	5.32%	14,698	190	5.13%	14,685	193	5.33%
Total interest-earning assets	2,810,616	$31,085	4.49%	2,807,519	$30,366	4.29%	2,667,549	$27,998	4.26%
Allowance for loan losses	(24,866)			(24,127)			(25,419)
Noninterest-earnings assets	287,099			296,108			273,437
Total assets	$3,072,849			$3,079,500			$2,915,567
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,491,613	$1,948	0.53%	$1,519,631	$1,993	0.52%	$1,513,348	$1,838	0.49%
Repurchase agreements	1,418	1	0.29%	1,793	—	—%	2,468	2	0.33%
Note payable	—	4	—%	11,252	122	4.30%	26,965	251	3.78%
Junior subordinated debt	10,826	93	3.48%	10,826	86	3.15%	10,826	74	2.77%
Total interest-bearing liabilities	1,503,857	$2,046	0.55%	1,543,502	$2,201	0.56%	1,553,607	$2,165	0.57%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,097,085			1,087,416			985,690
Other liabilities	21,165			23,271			16,421
Total noninterest-bearing liabilities	1,118,250			1,110,687			1,002,111
Shareholders’ equity	450,742			425,311			359,849
Total liabilities and shareholders’ equity	$3,072,849			$3,079,500			$2,915,567
Net interest income		$29,039			$28,165			$25,833
Net interest spread (3)			3.93%			3.73%			3.69%
Net interest margin (4)			4.19%			3.98%			3.93%
Net interest margin—tax equivalent (5)			4.23%			4.06%			4.02%

(1)Annualized.

(2)Includes average outstanding balances of loans held for sale of $544,000,  $521,000  and $690,000 for the three months ended March  31, 2018,  December  31, 2017 and March 31, 2017, respectively.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment of $270,000,  $549,000 and $614,000 for the three months ended March 31, 2018, December  31, 2017 and March 31, 2017, respectively, has been computed using a federal income tax rate of 21% for 2018 and 35% for 2017.

CBTX, INC. AND SUBSIDIARY

Yield Trend (Unaudited)

	For the Three Months Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Yield Trend - Annualized:
Interest-earnings assets:
Total loans	4.98%	4.88%	4.91%	4.83%	4.83%
Debt securities	2.60%	2.42%	2.37%	2.45%	2.43%
Federal funds sold and other interest-earning assets	1.60%	1.37%	1.29%	1.12%	0.87%
Nonmarketable equity securities	5.32%	5.13%	4.83%	4.81%	5.33%
Total interest-earning assets	4.49%	4.29%	4.32%	4.32%	4.26%

Interest-bearing liabilities:
Interest-bearing deposits	0.53%	0.52%	0.52%	0.50%	0.49%
Repurchase agreements	0.29%	—%	0.33%	0.17%	0.33%
Note payable	—%	4.30%	4.31%	4.10%	3.78%
Junior subordinated debt	3.48%	3.15%	3.04%	2.93%	2.77%
Total interest-bearing liabilities	0.55%	0.56%	0.60%	0.58%	0.57%

Net interest spread (1)	3.93%	3.73%	3.73%	3.74%	3.69%
Net interest margin (2)	4.19%	3.98%	3.98%	3.99%	3.93%
Net interest margin—tax equivalent (3)	4.23%	4.06%	4.07%	4.08%	4.02%

(1)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(2)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(3)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment has been computed using a federal income tax rate of 21% for 2018 and 35% for 2017.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances (Unaudited)

(In thousands)

	For the Three Months Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Average Outstanding Balances:

Assets
Interest-earnings assets:
Total loans (1)	$2,319,463	$2,252,735	$2,191,016	$2,203,145	$2,178,626
Debt securities	223,730	222,602	223,132	220,905	217,086
Federal funds sold and other interest-earning assets	252,722	317,484	284,334	228,393	257,152
Nonmarketable equity securities	14,701	14,698	14,695	14,691	14,685
Total interest-earning assets	2,810,616	2,807,519	2,713,177	2,667,134	2,667,549
Allowance for loan losses	(24,866)	(24,127)	(25,316)	(26,424)	(25,419)
Noninterest-earnings assets	287,099	296,108	290,767	273,760	273,437
Total assets	$3,072,849	$3,079,500	$2,978,628	$2,914,470	$2,915,567

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,491,613	$1,519,631	$1,501,732	$1,478,579	$1,513,348
Repurchase agreements	1,418	1,793	2,404	2,356	2,468
Note payable	—	11,252	24,742	25,841	26,965
Junior subordinated debt	10,826	10,826	10,826	10,826	10,826
Total interest-bearing liabilities	1,503,857	1,543,502	1,539,704	1,517,602	1,553,607
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,097,085	1,087,416	1,041,731	1,010,823	985,690
Other liabilities	21,165	23,271	18,844	16,910	16,421
Total noninterest-bearing liabilities	1,118,250	1,110,687	1,060,575	1,027,733	1,002,111
Shareholders’ equity	450,742	425,311	378,349	369,135	359,849
Total liabilities and shareholders’ equity	$3,072,849	$3,079,500	$2,978,628	$2,914,470	$2,915,567

(1)Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Period End Balances (Unaudited)

(In thousands, except percentages)

	3/31/2018		12/31/2017		9/30/2017		6/30/2017		3/31/2017
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Loan Portfolio:
Commercial and industrial	$559,070	23.7%	$559,363	24.1%	$548,870	24.9%	$535,116	24.4%	$524,201	23.6%
Real estate:
Commercial real estate	767,108	32.5%	738,293	31.9%	689,501	31.3%	690,044	31.4%	723,253	32.5%
Construction and development	436,260	18.5%	449,211	19.4%	424,489	19.3%	433,966	19.8%	522,508	23.5%
1-4 family residential	260,580	11.0%	258,584	11.2%	246,564	11.2%	240,073	10.9%	237,218	10.7%
Multi-family residential	236,000	10.0%	220,305	9.5%	211,219	9.6%	208,222	9.5%	124,246	5.6%
Consumer	40,869	1.7%	40,433	1.7%	42,772	1.9%	41,130	1.9%	41,326	1.9%
Agricultural	8,807	0.4%	11,256	0.5%	11,424	0.5%	10,650	0.4%	10,217	0.4%
Other	52,382	2.2%	40,344	1.7%	29,684	1.3%	38,237	1.7%	39,869	1.8%
Gross loans	2,361,076	100.0%	2,317,789	100.0%	2,204,523	100.0%	2,197,438	100.0%	2,222,838	100.0%
Less deferred fees and unearned discount	(4,910)		(4,785)		(4,579)		(4,436)		(4,507)
Less allowance for loan losses	(25,349)		(24,778)		(23,757)		(25,187)		(25,881)
Less loans held for sale	(113)		(1,460)		(466)		(559)		(675)
Loans, net	$2,330,704		$2,286,766		$2,175,721		$2,167,256		$2,191,775

Deposits:
Interest-bearing demand accounts	$345,378	13.3%	$363,015	14.0%	$340,627	13.3%	$343,826	13.7%	$355,235	14.2%
Money market accounts	717,548	27.6%	702,299	27.0%	726,903	28.5%	698,546	27.7%	714,863	28.6%
Savings accounts	95,603	3.7%	95,842	3.7%	88,613	3.5%	88,083	3.5%	88,360	3.5%
Certificates and other time deposits, $100,000 or greater	161,777	6.2%	172,469	6.6%	179,777	7.0%	182,143	7.2%	171,147	6.9%
Certificates and other time deposits, less than $100,000	158,875	6.1%	159,558	6.1%	166,952	6.5%	173,321	6.9%	175,001	7.0%
Total interest-bearing deposits	1,479,181	56.9%	1,493,183	57.4%	1,502,872	58.8%	1,485,919	59.0%	1,504,606	60.2%
Noninterest-bearing deposits	1,120,521	43.1%	1,109,789	42.6%	1,051,755	41.2%	1,030,865	41.0%	993,839	39.8%
Total deposits	$2,599,702	100.0%	$2,602,972	100.0%	$2,554,627	100.0%	$2,516,784	100.0%	$2,498,445	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality (Unaudited)

(In thousands, except percentages)

	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Nonaccrual loans (at period end):
Commercial and industrial	$2,533	$3,280	$2,444	$2,348	$2,040
Real estate:
Commercial real estate	2,217	3,216	5,038	4,964	2,317
Construction and development	233	252	265	362	414
1-4 family residential	765	898	844	578	1,283
Multi-family residential	—	—	1	3	5
Consumer	21	—	—	—	—
Agricultural	—	—	—	—	6
Total nonaccrual loans	$5,769	$7,646	$8,592	$8,255	$6,065

Nonperforming assets (at period end):
Nonaccrual loans	$5,769	$7,646	$8,592	$8,255	$6,065
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	5,769	7,646	8,592	8,255	6,065
Foreclosed assets, including other real estate:
Commercial real estate, construction and development, land and land development	295	298	729	1,018	1,179
Residential real estate	—	407	407	417	—
Total foreclosed assets	295	705	1,136	1,435	1,179
Total nonperforming assets	$6,064	$8,351	$9,728	$9,690	$7,244

Allowance for Loan Losses (at period end):
Commercial and industrial	$7,439	$7,257	$7,194	$8,466	$7,746
Real estate:
Commercial real estate	10,742	10,375	9,640	10,000	10,507
Construction and development	3,356	3,482	3,364	3,313	4,145
1-4 family residential	1,329	1,326	1,282	1,138	1,111
Multi-family residential	1,520	1,419	1,360	1,341	800
Consumer	517	566	626	599	615
Agricultural	53	68	69	64	63
Other	393	285	222	266	894
Total allowance for loan losses	$25,349	$24,778	$23,757	$25,187	$25,881

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.20%	0.27%	0.33%	0.33%	0.25%
Nonperforming loans to total loans	0.24%	0.33%	0.39%	0.38%	0.27%
Allowance for loan losses to nonperforming loans	439.40%	324.06%	276.50%	305.11%	426.73%
Allowance for loan losses to total loans	1.08%	1.07%	1.08%	1.15%	1.17%

CBTX, INC. AND SUBSIDIARY

Allowance for Loan Losses (Unaudited)

(In thousands, except percentages)

	For the Three Months Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Analysis of Allowance for Loan Losses

Allowance for loan losses at beginning of period	$24,778	$23,757	$25,187	$25,881	$25,006

Provision (recapture) for loan losses	865	1,050	(1,654)	(694)	960

Net charge-offs (recoveries)
Commercial and industrial	297	(52)	(205)	(66)	117
Real estate:
Commercial real estate	(3)	118	(2)	(2)	(3)
Construction and development	—	—	—	—	—
1-4 family residential	2	7	(2)	(8)	(2)
Multi-family residential	—	—	—	—	—
Consumer	(2)	(9)	(4)	90	(27)
Agricultural	—	(35)	(11)	(6)	—
Other	—	—	—	(8)	—
Total net charge-offs (recoveries)	294	29	(224)	—	85

Allowance for loan losses at end of period	$25,349	$24,778	$23,757	$25,187	$25,881

Net charge-offs (recoveries) to average loans	0.05%	—%	(0.04)%	—%	0.02%

CBTX, INC. AND SUBSIDIARY

Non‑GAAP to GAAP Reconciliation (Unaudited)

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non‑GAAP financial measures. We classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP. Non‑GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non‑GAAP financial measures may differ from that of other companies reporting measures with similar names.

We calculate (1) tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and (2) tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets. We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following tables reconcile, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share, tangible book value per share, tangible equity to tangible assets and shareholders’ equity to total assets:

	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Tangible Equity
Total shareholders’ equity	$451,571	$446,214	$381,121	$371,964	$363,643
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	6,521	6,770	7,031	7,298	7,513
Tangible equity	$364,100	$358,494	$293,140	$283,716	$275,180
Tangible Assets
Total assets	$3,074,790	$3,081,083	$2,989,838	$2,940,877	$2,914,548
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	6,521	6,770	7,031	7,298	7,513
Tangible assets	$2,987,319	$2,993,363	$2,901,857	$2,852,629	$2,826,085

Common shares outstanding	24,833	24,833	22,063	22,063	22,062

Book value per share	$18.18	$17.97	$17.27	$16.86	$16.48
Tangible book value per share	$14.66	$14.44	$13.29	$12.86	$12.47

Total shareholders’ equity to total assets	14.69%	14.48%	12.75%	12.65%	12.48%
Tangible equity to tangible assets	12.19%	11.98%	10.10%	9.95%	9.74%

Investor Relations:

James L. Sturgeon

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com